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                                                                  EXHIBIT 3(i)







           G E N E R A L   M O T O R S   C O R P O R A T I O N





                                   ---------------


                                      RESTATED
                            CERTIFICATE OF INCORPORATION



                                     As Amended

                                    May 26, 1994





























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                             GENERAL MOTORS CORPORATION

                                      RESTATED
                            CERTIFICATE OF INCORPORATION

                                     As Amended
                                    May 26, 1994

                                        INDEX

ARTICLE FIRST............................................................ 1

ARTICLE SECOND........................................................... 1

ARTICLE THIRD............................................................ 1

ARTICLE FOURTH........................................................... 3

    DIVISION I:   COMMON STOCK, CLASS E COMMON STOCK
                  AND CLASS H COMMON STOCK............................... 3

         (a)   Dividend Rights..........................................  3
               (1)  Dividends on Common Stock...........................  3
               (2)  Dividends on Class E Common Stock...................  4
               (3)  Dividends on Class H Common Stock...................  4
               (4)  Discrimination Among Common Stock,
                     Class E Common Stock and Class H Common Stock....... 5
               (5)  Available Separate Consolidated Net Income of EDS...  5
               (6)  Available Separate Consolidated Net Income of GMHE..  6
         (b)   Voting Rights............................................  7
         (c)   Exchangeability..........................................  7
         (d)   Liquidation Rights....................................... 13
         (e)   Subdivision or Combination............................... 14

    DIVISION II:  PREFERRED STOCK....................................... 15

    DIVISION III: PREFERENCE STOCK...................................... 18

    DIVISION IV:  MISCELLANEOUS......................................... 20

ARTICLE FIFTH........................................................... 21

ARTICLE SIXTH........................................................... 21

ARTICLE SEVENTH......................................................... 22

ARTICLE EIGHTH.......................................................... 24

ARTICLE NINTH........................................................... 24






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                             GENERAL MOTORS CORPORATION

                                      Restated
                            Certificate of Incorporation

                                     As Amended
                                    May 26, 1994



                                    ARTICLE FIRST

The name of the Corporation is

                             GENERAL MOTORS CORPORATION


                                   ARTICLE SECOND

The registered office of the Corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent in charge thereof is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.


                                    ARTICLE THIRD

The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted, or carried on by it, are as follows, to-wit:

(a) To manufacture, buy, sell and deal in automobiles, trucks, cars, boats, flying machines and other vehicles, their parts and accessories, and kindred articles, and generally to conduct an automobile business in all its branches.

(b) To purchase or otherwise acquire, lease, assign, mortgage, pledge or otherwise dispose of any trade names, trade marks, concessions, inventions, formulae, improvements, processes of any nature whatsoever, copyrights, and letters patent of the United States and of foreign countries, and to accept and grant licenses thereunder.

(c) To subscribe or cause to be subscribed for, and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, notes and other evidences of indebtedness of any corporation, stock company or association, now or hereafter existing, and whether created by or under the laws of the State of Delaware, or otherwise; and while owners of any of said shares of capital stock or bonds




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or other property to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

(d) To purchase, hold, sell and reissue the shares of its own capital stock.

(e) To buy, lease, or otherwise acquire, so far as may be permitted by law, the whole or any part of the business, good-will, and assets of any person, firm, association or corporation (either foreign or domestic) engaged in a business of the same general character as that for which this Corporation is organized.

(f) To endorse, guarantee and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and evidences of indebtedness, and also to guarantee and secure the payment or satisfaction of interest on obligations and of dividends on shares of the capital stock of other corporations; also to assume the whole or any part of the liabilities, existing or prospective, of any person, corporation, firm or association; and to aid in any manner any other person or corporation with which it has business dealings, or whose stocks, bonds, or other obligations are held or are in any manner guaranteed by the Corporation, and to do any other acts and things for the preservation, protection, improvement, or enhancement of the value of such stocks, bonds, or other obligations.

(g) To engage in any other manufacturing or mercantile business of any kind or character whatsoever, and to that end to acquire, hold, own and dispose of any and all property, assets, stocks, bonds and rights of any and every kind.

(h) Without in any particular limiting any of the objects and powers of the Corporation, it is hereby expressly declared and provided that the Corporation shall have power to do all things herein before enumerated, and also to issue or exchange stocks, bonds, and other obligations in payment for property purchased or acquired by it, or for any other object in or about its business; to borrow money without limit; to mortgage or pledge its franchises, real or personal property, income and profits accruing to it, any stocks, bonds or other obligations, or any property which may be acquired by it, and to secure any bonds or other obligations by it issued or incurred.

(i) To carry on any business whatsoever which the Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its property; to conduct its business in this State, in other States, in the District of Columbia, in the Territories and Colonies of the United States, and in foreign countries; and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of Delaware, and to have and to exercise all the powers conferred by the laws of Delaware upon corporations formed under the act pursuant to and under which this Corporation is formed.



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                                   ARTICLE FOURTH


The total authorized capital stock of the Corporation is as follows:
3,706,000,000 shares, of which 6,000,000 shares shall be Preferred Stock, without par value ("Preferred Stock"), 100,000,000 shares shall be Preference Stock, $0.10 par value ("Preference Stock"), and 3,600,000,000 shares shall be Common Stock, of which 2,000,000,000 shares shall be Common Stock, $1-2/3 par value ("Common Stock"), 1,000,000,000 shares shall be Class E Common Stock, $0.10 par value ("Class E Common Stock") and 600,000,000 shares shall be Class H Common Stock, $0.10 par value ("Class H Common Stock").


DIVISION I:
COMMON STOCK, CLASS E COMMON STOCK
AND CLASS H COMMON STOCK.


The Common Stock, the Class E Common Stock and the Class H Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FOURTH. The relative rights, privileges and restrictions of the shares of each class are as follows:

(a) Dividend Rights.

Subject to the express terms of any outstanding series of Preferred Stock or Preference Stock, dividends may be paid in cash or otherwise upon the Common Stock, the Class E Common Stock and the Class H Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below with respect to each such class:


    (1) Dividends on Common Stock.

    Dividends on Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the sum of (A) the paid in surplus attributable to the Class E Common Stock; (B) that portion of the earned surplus of the Corporation attributable to the Available Separate Consolidated Net Income of EDS (as defined in subparagraph (a)(5)) earned since the date of the acquisition by the Corporation of Electronic Data Systems Corporation, its subsidiaries and successors ("EDS"); (C) the paid in surplus attributable to the Class H Common Stock; and (D) that portion of the earned surplus of the Corporation attributable to the Available Separate Consolidated Net Income of GMHE (as defined in subparagraph






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    (a)(6)) earned since the date of the acquisition by the Corporation of GM
    Hughes Electronics Corporation, its subsidiaries and successors ("GMHE"). Dividends declared and paid with respect to shares of Common Stock and any adjustments to surplus resulting from either (i) the repurchase or issuance of any shares of Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

    (2) Dividends on Class E Common Stock.

    Dividends on the Class E Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the sum of (A) the paid in surplus attributable to the Common Stock; (B) the paid in surplus attributable to the Class H Common Stock; and (C) the earned surplus of the Corporation exclusive of that portion of such earned surplus attributable to the Available Separate Consolidated Net Income of EDS earned since the date of the acquisition of EDS by the Corporation. Dividends declared and paid with respect to shares of Class E Common Stock and any adjustments to surplus resulting from either (i) the repurchase or issuance of any shares of Class E Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Class E Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class E Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

    (3) Dividends on Class H Common Stock.

    Dividends on the Class H Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the sum of (A) the paid in surplus attributable to the Common Stock; (B) the paid in surplus attributable to the Class E Common Stock; and (C) the earned surplus of the Corporation exclusive of that portion of such earned surplus attributable to the Available Separate Consolidated Net Income of GMHE earned since the date of the acquisition of GMHE by the Corporation. Dividends declared and paid with respect to shares of Class H Common Stock and any adjustments to surplus resulting from either (i) the repurchase or issuance of any shares of Class H Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Class H Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class H Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.



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    (4) Discrimination Among Common Stock, Class E Common Stock and
         Class H Common Stock.

    The Board of Directors, subject to the provisions of subparagraphs (a)(1),
    (a)(2) and (a)(3), may, in its sole discretion, declare dividends payable exclusively to the holders of Common Stock, exclusively to the holders of Class E Common Stock, exclusively to the holders of Class H Common Stock or to the holders of any two or more of such classes in equal or unequal amounts, notwithstanding the respective amounts of surplus available for dividends to each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

    (5) Available Separate Consolidated Net Income of EDS.

    The "Available Separate Consolidated Net Income of EDS" shall mean the separate net income of EDS on a consolidated basis, determined in accordance with generally accepted accounting principles without giving effect to any adjustment which would result from accounting for the acquisition of EDS by the Corporation using the purchase method, calculated for each quarterly accounting period and multiplied by a fraction, the numerator of which shall be the weighted average number of shares of Class E Common Stock outstanding during such accounting period and the denominator of which shall initially be 121,888,889; provided, that such fraction shall in no event be greater than one. The denominator of the foregoing fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors of the Corporation (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Class E Common Stock and stock dividends payable in shares of Class E Common Stock to holders of Class E Common Stock, (ii) to reflect the fair market value of contributions of cash or property by the Corporation to EDS or of cash or property of the Corporation to, or for the benefit of, employees of EDS in connection with employee benefit plans or arrangements of the Corporation or any of its subsidiaries, (iii) to reflect the number of shares of capital stock of the Corporation contributed to, or for the benefit of, employees of EDS in connection with benefit plans or arrangements of the Corporation or any of its subsidiaries, (iv) to reflect payments by EDS to the Corporation of amounts applied to the repurchase by the Corporation of shares of Class E Common Stock, and (v) to reflect the number of shares of Class E Common Stock repurchased by EDS and no longer outstanding; provided, that in the case of adjustments pursuant to clause (iv) or clause (v) above, adjustments shall be made only to the extent that the Board of Directors of the Corporation, in its sole discretion, shall have approved such repurchase of shares by the Corporation or EDS and, in the case of clause (iv) above, shall declare such payments by EDS to be applied to such repurchase. Any changes in the numerator or denominator of the foregoing fraction occurring after the end of a quarterly accounting period shall not result in an adjustment to the Available



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    Separate Consolidated Net Income of EDS for such quarterly accounting period or any prior period. For all purposes, determination of the Available Separate Consolidated Net Income of EDS shall be in the sole discretion of the Board of Directors of the Corporation and shall be final and binding on all stockholders of the Corporation.

    (6) Available Separate Consolidated Net Income of GMHE.

    The "Available Separate Consolidated Net Income of GMHE" shall mean the separate net income of GMHE on a consolidated basis, determined in accordance with generally accepted accounting principles without giving effect to any adjustment which would result from accounting for the acquisition of GMHE by the Corporation using the purchase method, calculated for each quarterly accounting period and multiplied by a fraction, the numerator of which shall be the weighted average number of shares of Class H Common Stock outstanding during such accounting period and the denominator of which shall initially be 200,000,000; provided, that such fraction shall in no event be greater than one. The denominator of the foregoing fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors of the Corporation (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Class H Common Stock and stock dividends payable in shares of Class H Common Stock to holders of Class H Common Stock, (ii) to reflect the fair market value of contributions of cash or property by the Corporation to GMHE or of cash or property of the Corporation to, or for the benefit of, employees of GMHE in connection with employee benefit plans or arrangements of the Corporation or any of its subsidiaries, (iii) to reflect the number of shares of capital stock of the Corporation contributed to, or for the benefit of, employees of GMHE in connection with benefit plans or arrangements of the Corporation or any of its subsidiaries, (iv) to reflect payments by GMHE to the Corporation of amounts applied to the repurchase by the Corporation of shares of Class H Common Stock, and (v) to reflect the number of shares of Class H Common Stock repurchased by GMHE and no longer outstanding; provided, that in the case of adjustments pursuant to clause (iv) or clause (v) above, adjustments shall be made only to the extent that the Board of Directors of the Corporation, in its sole discretion, shall have approved such repurchase of shares by the Corporation or GMHE and, in the case of clause (iv) above, shall declare such payments by GMHE to be applied to such repurchase. Any changes in the numerator or denominator of the foregoing fraction occurring after the end of a quarterly accounting period shall not result in an adjustment to the Available Separate Consolidated Net Income of GMHE for such quarterly accounting period or any prior period. For all purposes, determination of the Available Separate Consolidated Net Income of GMHE shall be in the sole discretion of the Board of Directors of the Corporation and shall be final and binding on all stockholders of the Corporation.





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    (b) Voting Rights.

    The holders of Common Stock, Class E Common Stock and Class H Common Stock shall vote together as a single class on all matters; provided, however, that (i) the holders of Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Common Stock; (ii) the holders of Class E Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class E Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class E Common Stock; (iii) the holders of Class H Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class H Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class H Common Stock;
    (iv) any increase in the number of authorized shares of Class E Common Stock shall be subject to approval by both (A) the holders of a majority of the shares of Common Stock, Class E Common Stock and Class H Common Stock then outstanding, voting together as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class E Common Stock then outstanding, voting separately as a class; and (v) any increase in the number of authorized shares of Class H Common Stock shall be subject to approval by both (A) the holders of a majority of the shares of Common Stock, Class E Common Stock and Class H Common Stock then outstanding, voting together as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class H Common Stock then outstanding, voting separately as a class. Subject to adjustment pursuant to paragraph (e) hereof, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the stock transfer books of the Corporation; each holder of Class E Common Stock shall be entitled to one-quarter (0.25) of a vote, in person or by proxy, for each share of Class E Common Stock standing in his name on the stock transfer books of the Corporation, and each holder of Class H Common
    Stock shall be entitled to one-half (0.5) of a vote, in person or by proxy, for each share of Class H Common Stock standing in his name on the stock transfer books of the Corporation.

    (c) Exchangeability.

       (1) After December 31, 1994, the Board of Directors of the Corporation, in its sole discretion and by a majority vote of the directors then in office, may at any time effect a recapitalization of the Corporation by declaring that all of the outstanding shares of Class E Common
       Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the


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       applicable Exchange Rate (as defined in subparagraph (c)(7)); provided, that the Board of Directors may effect such recapitalization only if, during each of the five full fiscal years preceding such recapitalization, the Board of Directors has declared and paid cash dividends on the Class E Common Stock equal to or greater than the Class E Payout Ratio for such year (as defined in subparagraph (c)(3)) multiplied by the Available Separate Consolidated Net Income of EDS for the prior fiscal year.

       (2) After December 31, 1995, the Board of Directors of the Corporation, in its sole discretion and by a majority vote of the directors then in office, may at any time effect a recapitalization of the Corporation by declaring that all of the outstanding shares of Class H Common
       Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the applicable Exchange Rate (as defined in subparagraph (c)(7)); provided, that the Board of Directors may effect such recapitalization only if, during each of the five full fiscal years preceding such recapitalization, the Board of Directors has declared and paid cash dividends on the Class H Common Stock equal to or greater than the Class H Payout Ratio for such year (as defined in subparagraph (c)(4)) multiplied by the Available Separate Consolidated Net Income of GMHE for the prior fiscal year.

       (3) For purposes of this paragraph (c) of Division I of this Article FOURTH, the term "Class E Payout Ratio" shall mean for any fiscal year the lesser of (A) 0.25 or (B) the quotient of (x) the total cash dividends paid on the Common Stock in respect of such fiscal year, divided by (y) (i) the consolidated net income of the Corporation and its subsidiaries for such fiscal year minus (ii) the Available Separate Consolidated Net Income of EDS for such fiscal year minus
       (iii) the Available Separate Consolidated Net Income of GMHE for such fiscal year; provided, that nothing in this paragraph (c) shall be deemed to limit or restrict the authority of the Board of Directors of the Corporation to declare and pay dividends on Class E Common Stock and Common Stock at such times and in such amounts as the Board of Directors in its sole discretion (subject to paragraph (a)) may determine.

       (4) For purposes of this paragraph (c) of Division I of this Article FOURTH, the term "Class H Payout Ratio" shall mean, for any fiscal year, the lesser of (A) 0.25 or (B) the quotient of (x) the total cash dividends paid on the Common Stock in respect of such fiscal year, divided by (y) (i) the consolidated net income of the Corporation and its subsidiaries for such fiscal year minus (ii) the Available Separate Consolidated Net Income of EDS for such fiscal year minus
       (iii) the Available Separate Consolidated Net Income of GMHE for such fiscal year; provided, that nothing in this paragraph (c) shall be deemed to limit or restrict the authority of the Board of Directors of the Corporation to declare and pay dividends on Class H Common Stock and Common Stock at such times and in such amounts as the Board of Directors in its sole discretion (subject to paragraph (a)) may determine.


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       (5) In the event of the sale, transfer, assignment or other disposition by the Corporation of the business of EDS substantially as an entirety to a person, entity or group of which the Corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the Corporation or its Board of Directors or on the part of the holders of shares of Class E Common Stock, the Corporation shall be recapitalized and all outstanding shares of Class E Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock at the applicable Exchange Rate (as defined in subparagraph (c)(7)).

       (6) In the event of the sale, transfer, assignment or other disposition by the Corporation of substantially all of the business of Hughes Aircraft Company, its subsidiaries and successors or of substantially all of the other business of GMHE to a person, entity or group of which the Corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the Corporation or its Board of Directors or on the part of the holders of shares of Class H Common Stock, the Corporation shall be recapitalized and all outstanding shares of Class H Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock at the applicable Exchange Rate (as defined in subparagraph (c)(7)).

       (7) For purposes of this paragraph (c) of Division I of this Article FOURTH, the term "Exchange Rate" applicable to the Class E Common Stock and to the Class H Common Stock shall mean the number of shares of Common Stock for which each share of Class E Common Stock and Class H Common Stock, respectively, shall be exchangeable pursuant to subparagraphs (c)(1) and (c)(5) or (c)(2) and (c)(6), as the case may be, of this paragraph (c) determined as follows: Each share of Class E Common Stock or Class H Common Stock, as the case may be, shall be exchangeable for such number of shares of Common Stock (calculated to the nearest five decimal places) as is determined by dividing (A) the product resulting from multiplying (i) the Average Market Price Per Share (as defined in subparagraph (c)(8) or (c)(9), as the case may be) of such Class E Common Stock or Class H Common Stock by (ii) 1.2, by (B) the Average Market Price Per Share of Common Stock.

       (8) For purposes of computing the Exchange Rate applicable to the Class E Common Stock pursuant to this paragraph (c) of Division I of this Article FOURTH, the Average Market Price Per Share of Common Stock or Class E Common Stock, as the case may be, shall mean the average of the daily closing prices per share for such Common Stock




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       or Class E Common Stock for the fifteen (15) consecutive trading days ending one (1) trading day prior to either (A) in the case of an exchange pursuant to subparagraph (c)(1), the date the Exchange Notice (as defined in subparagraph (c)(12)) is mailed or (B) in the case of an exchange pursuant to subparagraph (c)(5), the date of the public announcement by the Corporation or one of its subsidiaries of the first to occur of the following: that the Corporation or one of its subsidiaries (1) has entered into an agreement in principle with respect to such transaction or (2) has entered into a definitive agreement with respect thereto. The closing price for each day shall be the closing sales price as reported in The Wall Street Journal or, if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of the Corporation or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way on the New York Stock Exchange or if the Common Stock or Class E Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the last reported sa1e prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if such sale prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such bid and asked prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, an appraised market value furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or the Finance Committee or Executive Committee of the Corporation for that purpose.

       (9) For purposes of computing the Exchange Rate applicable to the Class H Common Stock pursuant to this paragraph (c) of Division I of this Article FOURTH, the Average Market Price Per Share of Common Stock or Class H Common Stock, as the case may be, shall mean the average of the daily closing prices per share for such Common Stock or Class H Common Stock for the fifteen (15) consecutive trading days ending one
       (1) trading day prior to either (A) in the case of an exchange pursuant to subparagraph (c)(2), the date the Exchange Notice (as defined in subparagraph (c)12)) is mailed or (B) in the case of an exchange pursuant to subparagraph (c)(6), the date of the public announcement by the Corporation or one of its subsidiaries of the first to occur of the following: that the Corporation or one of its subsidiaries (1) has entered into an agreement in principle with respect to such transaction or (2) has entered into a definitive agreement with respect thereto. The closing price for each day shall be the closing sales price as reported in The Wall Street Journal or, if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of the Corporation or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way on the New York Stock Exchange, or if the Common Stock or Class H Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the last reported sale prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if such sale prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such bid and asked prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, an appraised market value furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or the Finance Committee or Executive Committee of the Corporation for that purpose.

       (10) No fraction of a share of Common Stock shall be issued in connection with the exchange of shares of Class E Common Stock or Class H Common Stock into Common Stock, but in lieu thereof, each holder of Class E Common Stock or Class H Common Stock, as the case may be, who would otherwise be entitled to a fractional interest of a share of Common Stock shall, upon surrender of such holder's certificate or certificates representing shares of Class E Common Stock or Class H Common Stock, receive a cash payment (without interest) (the "Fractional Payment") equal to the product resulting from multiplying (A) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of the Common Stock on the Exchange Date (as defined in subparagraph (c)(12)).

       (11) No adjustments in respect of dividends shall be made upon the exchange of any shares of Class E Common Stock or Class H Common Stock; provided, however, that if the Exchange Date with respect to Class E Common Stock or Class H Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution notwithstanding the exchange of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

       (12) At such time or times as the Corporation exercises its right to cause all of the shares of Class E Common Stock or Class H Common Stock to be exchanged for Common Stock in accordance with subparagraph
       (c)(1) or (c)(2) of this paragraph (c) of Division I of this Article FOURTH and at such time as the Corporation causes the exchange of such Class E Common Stock or Class H Common Stock for Common Stock as a result of a sale, transfer, assignment or other disposition of the type referred to in subparagraph (c)(5) or (c)(6) of this paragraph
       (c), the Corporation shall give notice of such exchange to the holders of Class E Common Stock or Class H Common Stock, as the case may be, whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (the "Exchange Notice"), in the case of an exchange in accordance with subparagraph (c)(1) or (c)(2) not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such exchange (the "Exchange Date"), and in the case of an exchange in accordance with subparagraph (c)(5) or (c)(6) as soon as practicable before or after the Exchange Date, in either case to their last addresses as they shall appear upon the Corporation's books.
       Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate applicable to such exchange, and shall state that issuance of certificates representing Common Stock to be received upon exchange of shares of Class E Common Stock or Class H Common Stock, as the case may be, shall be upon surrender of certificates representing such shares of Class E Common Stock or Class H Common Stock.

       (13) Before any holder of shares of Class E Common Stock or Class H Common Stock shall be entitled to receive certificates representing such shares of Common Stock, he shall surrender at such office as the Corporation shall specify certificates for such shares of Class E Common Stock or Class H Common Stock, as the case may be, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation will, as soon as practicable after such surrender of certificates representing such shares of Class E Common Stock or Class H Common Stock, issue and deliver at the office of the transfer agent representing the Common Stock to the person for whose account such shares of Class E Common Stock or Class H Common Stock were so surrendered, or to his nominee or nominees, certificates representing the number of whole shares of Common Stock to which he shall be entitled as aforesaid, together with the Fractional Payment, if any.

       (14) From and after any applicable Exchange Date, all rights of a holder of shares of Class E Common Stock or Class H Common Stock which were exchanged for shares of Common Stock shall cease except for the right, upon surrender of the certificates representing such shares of Class E Common Stock or Class H Common Stock, as the case may be, to receive certificates representing shares of Common Stock together with a Fractional Payment, if any, as contemplated by subparagraphs
       (c)(10) and (c)(13) of this paragraph (c) and rights to dividends as provided in subparagraph (c)(11). No holder of a certificate which immediately prior to the applicable Exchange Date represented shares of Class E Common Stock or Class H Common Stock, as the case may be, shall be entitled to receive any dividend or other distribution with respect to shares of Common Stock until surrender of such holder's certificate for a certificate or certificates representing shares of Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Common Stock represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date applicable to the Class E Common Stock or the Class H Common Stock, the Corporation shall, however, be entitled to treat the certificates for Class E Common Stock or Class H Common Stock, as the case may be, which have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of Common Stock for which the shares of Class E Common Stock or Class H Common Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

       (15) If any certificate for shares of Common Stock is to be issued in a name other than that in which the certificate representing shares of Class E Common Stock or Class H Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Common Stock in a name other than that of the record holder of the certificate surrendered, or shall establish to the satisfaction of the Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary in this paragraph (c), the Corporation shall not be liable to a holder of shares of Class E Common Stock or Class H Common Stock for any shares of Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       (16) At such time as any Exchange Notice is delivered with respect to any shares of Class E Common Stock or Class H Common Stock, or at the time of the Exchange Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Class E Common Stock or Class H Common Stock, as the case may be, such number of shares of Common Stock as shall be issuable upon the exchange of the number of shares of Class E Common Stock or Class H Common Stock specified or to be specified in the applicable Exchange Notice, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the outstanding shares of Class E Common Stock or Class H Common Stock, as the case may be, by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

    (d) Liquidation Rights.

    In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock and Preference Stock the full preferential amounts to which they are entitled, the holders of Common Stock, Class E Common Stock and Class H Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders, on a per share basis in proportion to the respective per share liquidation units of such classes. Subject to adjustment pursuant to paragraph (e) hereof, each share of Common Stock, Class E Common Stock and Class H Common Stock shall initially be entitled to liquidation units of one (1.0), one-quarter (0.25), and one-half (0.5), respectively.

    (e) Subdivision or Combination.

       (1) If after December 20, 1985, the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock, Class E Common Stock or Class H Common Stock, or pay a stock dividend in shares of any class to holders of that class, the per share voting rights specified in paragraph (b) and the per share liquidation units specified in paragraph (d) of Class E Common Stock and Class H Common Stock relative to Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting or liquidation rights of any class. Distribution by the Corporation of shares of any class of its common stock as a dividend on any other class of its common stock shall not require an adjustment pursuant to this paragraph (e)(1).

       (2) If after December 20, 1985, the Corporation shall distribute shares of Class E Common Stock or Class H Common Stock (such class being hereinafter referred to as the "Distributed Class") as a dividend (the "Dividend") on Common Stock (such class being hereinafter referred to as the "Recipient Class"), then the per share liquidation rights of the classes of common stock set forth in paragraph (d) above, as they may have been previously adjusted, shall be adjusted so that:

          (A) each holder of shares of any class other than the Recipient Class shall be entitled to, with respect to such holder's interest in each such class, the same percentage of the aggregate liquidation units of all shares of the Corporation's common stock immediately after the Dividend as such holder was entitled to, with respect to such holder's interest in such class immediately prior to the Dividend; and

          (B) each holder of shares of the Recipient Class shall be entitled to, with respect to such holder's interest in the Recipient Class and all shares of the Distributed Class issued with respect to such holder's shares of the Recipient Class, the same percentage of the aggregate liquidation units of all shares of the Corporation's common stock immediately after the Dividend as such holder was entitled to with respect to such holder's interest in the Recipient Class immediately prior to the Dividend; provided, that any adjustment pursuant to this subparagraph (e)(2)(B) shall be made to the liquidation units of the Recipient Class.

          Notwithstanding the foregoing provisions of this subparagraph (e)(2) or any other provision of this Article FOURTH, in the event of the payment of the first Dividend of Class H Common Stock on the Common Stock prior to September 16, 1986, no adjustment pursuant to this subparagraph (e)(2) shall be made to the liquidation rights of the Class H Common Stock, except to the extent that such Dividend shall exceed 20,000,000 shares of Class H Common Stock, but an adjustment shall be made to the liquidation rights of the Common Stock and the Class E Common Stock so that: (i) the ratio of the aggregate liquidation units of the Common Stock to the aggregate liquidation units of the Class E Common Stock, determined immediately prior to the Dividend, is the same as the ratio of the aggregate liquidation units of the Common Stock plus the Class H Common Stock distributed pursuant to the Dividend to the aggregate liquidation units of the Class E Common Stock, determined immediately after the Dividend;
          and (ii) the sum of the aggregate liquidation units of the Common Stock plus the Class E Common Stock, computed immediately prior to the Dividend, equals the sum of the aggregate liquidation units of the Common Stock plus the Class E Common Stock, computed immediately after the Dividend.

          In no event will any adjustments be made pursuant to this subparagraph (e)(2) if the adjustment called for herein would reduce the liquidation units of any class of common stock to less than zero.

       (3) The determination of any adjustment required under this paragraph
       (e) shall be made by the Corporation's Board of Directors; any such determination shall be binding and conclusive upon all holders of shares of all classes of the Corporation's common stock. Following any such determination, the Secretary of the Corporation shall maintain a record of any such adjustment.


DIVISION II:
PREFERRED STOCK.

A statement of the relative rights of the holders of Preferred Stock and a statement of the limits of variation between each series of Preferred Stock as to rate of dividends and price of redemption, a statement of the provisions in these respects of the Preferred Stock-$5 Series and the Preferred Stock- $3.75 Series, and a statement of the voting powers and the designations, powers, privileges and rights, and the qualifications, limits or restrictions thereof of the various series thereof, except so far as the Board of Directors is expressly authorized to fix the same by resolution or resolutions for the various series of the Preferred Stock, are as follows:

Preferred Stock of the Corporation may be issued in various series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated, provided, however, that of the Preferred Stock authorized or to be authorized, 1,875,366 shares shall be designated as Preferred Stock-$5 Series and 1,000,000 shares shall be designated as Preferred Stock-$3.75 Series. The Board of Directors may from time to time authorize the issuance of Preferred Stock-$5 Series additional to the said 1,875,366 shares. All shares of any one series of Preferred Stock shall be alike in every particular, and all series shall rank equally and be identical in all respects except as to the dividend rate and the amount payable upon the exercise of the right to redeem.

The dividend rate on the Preferred Stock-$5 Series shall be $5.00 per annum and no more, the dividend rate on the Preferred Stock-$3.75 Series shall be $3.75 per annum and no more, and the dividend on the Preferred Stock of each series additional to the $5 Series and the $3.75 Series shall be such rate as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

The amount payable upon the exercise of the right to redeem the Preferred Stock-$5 Series shall be $120.00 a share and accrued dividends, the amount payable upon the exercise of the right to redeem the Preferred Stock-$3.75 Series shall be $100.00 a share and accrued dividends, and the amount payable on the exercise of the right to redeem Preferred Stock of each series additional to the $5 Series and the $3.75 Series shall be an amount as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

All other provisions herein set forth in respect of the Preferred Stock of the Corporation shall apply to all the Preferred Stock of the Corporation, irrespective of any variations between the Preferred Stock of the different series.

The holders of the Preferred Stock shall be entitled to receive cumulative dividends, when and as declared by the Board of Directors, at the rates fixed for the respective series in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, and no more, payable quarterly on the dates to be fixed by the By-Laws. The periods between such dates commencing on such dates are herein designated as "dividend periods." Dividends on all shares of any one series shall commence to accrue and be cumulative from the first day of the current dividend period within which shares of such series are first issued, but in the event of the issue of additional shares of such series subsequent to the date of the first issue of said shares of such series, all dividends paid on the shares of such series prior to the issue of such additional shares and all dividends declared payable to holders of record of shares of such series of a date prior to such issue shall be deemed to have been paid in respect of the additional shares so issued. Such dividends on the Preferred Stock shall be in preference and priority to any payment on any other class of stock of the Corporation.

The dividends on the Preferred Stock shall be cumulative and shall be payable before any dividend on the Common Stock, Class E Common Stock or Class H Common Stock or any series of the Preference Stock shall be paid or set apart so that if in any year dividends at the rates determined for the respective series of the Preferred Stock shall not be paid thereon, the deficiency shall be payable before any dividend shall be paid upon or set apart for the Common Stock, Class E Common Stock or Class H Common Stock or any series of the Preference Stock. Dividends shall not be declared and paid on the shares of Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for payment thereof on the shares of Preferred Stock of all series, for all the dividend periods terminating on the same or an earlier date.

Whenever all cumulative dividends on the Preferred Stock outstanding shall have been paid and a sum sufficient for the payment of the next ensuing quarterly dividend on the Preferred Stock outstanding shall have been set aside from the surplus or net profits, the Board of Directors may declare dividends on the Common Stock, Class E Common Stock or Class H Common Stock or any series of the Preference Stock, payable then or thereafter, out of any remaining surplus or net profits, and no holders of any shares of any series of Preferred Stock, as such, shall be entitled to share therein; provided, however, that subsequent to the issue of any Preferred Stock herein provided to be issued, additional to 1,875,366 shares of Preferred Stock-$5 Series, no dividends other than dividends payable in Common Stock, Class E Common Stock or Class H Common Stock shall be paid on the Common Stock, Class E Common Stock or Class H Common Stock or any series of the Preference Stock unless the aggregate of the Common Stock, Class E Common Stock and Class H Common Stock capital and surplus shall exceed $335,700,600 by an amount not less than $100.00 in respect of each such additional share of Preferred Stock issued and outstanding; and provided further, that no cash dividends shall be paid on the Common Stock, Class E Common Stock or Class H Common Stock or any series of the Preference Stock after the issue of Preferred Stock so long as the net quick assets in excess of current liabilities of the Corporation are less than $75.00 in respect of each share of outstanding Preferred Stock. Net quick assets referred to above shall be made up of cash, drafts, notes and accounts receivable, inventories, and marketable securities, and the aforesaid current liabilities shall consist of obligations maturing within one year, as set forth in the books of the Corporation.

At the option of the Board of Directors, the Preferred Stock shall be subject to redemption at the amounts fixed for the respective series in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, together, in the case of each class or series, with accrued dividends on the shares to be redeemed, on any dividend paying date in such manner as the Board of Directors may determine.

The holders of the Preferred Stock shall not have any voting power whatsoever, except upon the question of selling, conveying, transferring or otherwise disposing of the property and assets of the Corporation as an entirety and except as otherwise required by law; provided, however:

In the event that the Corporation shall fail to pay any dividend on the shares of any series of the Preferred Stock when it regularly becomes due, and failure to make such payment shall continue for a period of six months, the holders of the shares of Preferred Stock as a class, during the continuance of such non-payment and until the Corporation shall have paid all accrued dividends on the shares of all series of Preferred Stock, shall have the exclusive right to elect one quarter of the total number of directors of the Corporation.

Unless the holders of at least three-fourths of the shares of Preferred Stock, as a class, then outstanding shall consent thereto either in writing or at a special meeting, the Corporation shall not mortgage or pledge or place any specific lien upon the whole or any part of the property of the Corporation, but this prohibition shall not be construed to apply to the execution of any purchase money mortgage or any other purchase money lien, nor to the assumption of any mortgage or other lien upon property purchased, nor to the renewal or renewals thereof or to substitutions therefor, in whole or in part, nor shall it prevent the Corporation at any time from pledging securities belonging to it for the purpose of securing cash to be used in the ordinary course of its business, provided such cash advances are procured upon its obligations which shall mature not more than three years from the date thereof; nor shall any amendment to any provision contained in this Certificate of Incorporation in reference to the rights and security of the holders of the Preferred Stock be authorized, unless such amendment is consented to by the holders of three-fourths of the shares of Preferred Stock then issued and outstanding.



DIVISION III:
PREFERENCE STOCK*

- --------------------
* In accordance with the provisions of Division III of this Certificate of Incorporation, as amended, the Board of Directors has adopted resolutions providing for the issuance of, and there were outstanding as of May 1, 1994: (A) 17,825,000 shares of Series A Preference Stock, $0.10 par value (effective June 28, 1991); (B) 11,075,000 shares of Series B 9 1/8% Preference Stock, par value $0.10 per share, stated value $100.00 per share, such shares are represented by Depositary Shares, each representing one-fourth of a share of Series B 9 1/8% Preference Stock (effective December 9, 1991); (C) 3,000,000 shares of Series C Convertible Preference Stock, par value $0.10 per share, such shares are represented by Depositary Shares, each representing one-tenth of a share of Series C Convertible Preference Stock (effective February 14, 1992); (D) 3,925,000

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of Preference Stock from time to time in one or more series of any number of shares, with a distinctive serial designation for each series, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preference Stock authorized by this Article FOURTH, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preference Stock from time to time adopted by the Board of Directors. Subject to said limitations, and provided that each series of Preference Stock shall rank junior to the Preferred Stock with respect to the payment of dividends and distributions in liquidation, each series of Preference Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;
(e) may be made convertible into, or exchangeable for, shares of any other class or classes of or any other series of the same or any other class or classes of stock of the Corporation or any other issuer, at such price or



- -----------------------------

   shares of Series D 7.92% Preference Stock, par value $0.10 per share, stated value $100.00 per share, such shares are represented by Depositary Shares, each representing one-fourth of a share of Series D 7.92% Preference Stock (effective July 15, 1992); and (E) 5,750,000 shares of Series G 9.12% Preference Stock, par value $0.10 per share, stated value $100.00 per share, such shares are represented by Depositary Shares, each representing one-fourth of a share of Series G 9.12% Preference Stock (effective December 15, 1992). The rights, preferences, powers, limitations, and other terms pertaining to each such series of Preference Stock are set forth in Certificates of Designations and a Certificate of Decrease filed with the Secretary of State of the State of Delaware. Copies of such documents may be obtained from the Office of the Corporate Secretary of General Motors Corporation.

prices or at such rates of exchange, and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such series of Preference Stock.

Shares of any series of Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock.


DIVISION IV:
MISCELLANEOUS.

From time to time, the Preferred Stock, the Preference Stock, the Common Stock, the Class E Common Stock and the Class H Common Stock may be increased or decreased according to law, and may be issued in such amounts and proportions as shall be determined by the Board of Directors, and as may be permitted by law, except that no shares of Preferred Stock in addition to 1,875,366 shares of the Preferred Stock-$5 Series shall be issued unless the sum total of the Common Stock, Class E Common Stock and Class H Common Stock capital and surplus shall exceed $335,700,600 by an amount at least equal to $100.00 in respect of each additional share of the Preferred Stock to be issued.

In the event of any liquidation or dissolution or winding up, whether voluntary or otherwise, of the Corporation, the holders of the Preferred Stock shall be entitled to be paid each series in full, as aforesaid, out of the assets whether capital or surplus, $100.00 a share, and, in every case, the unpaid dividends accrued on such shares, whether or not earned or declared, before any distribution of the assets to be distributed shall be made to the holders of Common Stock, Class E Common Stock or Class H Common Stock or any series of the Preference Stock; but the holders of such shares shall be entitled to no further participation in such distribution. If the assets distributable on such liquidation, dissolution or winding up shall be insufficient to permit the payment to the holders of the Preferred Stock of the full amount of $100.00 a share and accrued dividends as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of the Preferred Stock. After all payments are made as aforesaid, any required payments shall be made with respect to the Preference Stock, if any, outstanding, and the remaining assets and funds shall be divided among and paid to the holders of Common Stock, Class E Common Stock and Class H Common Stock pro rata in proportion to the respective per share liquidation units of such classes. The merger or consolidation of the Corporation into or with any other corporation shall not be or be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

Any Preferred Stock, Preference Stock, Common Stock, Class E Common Stock or Class H Common Stock, authorized hereunder or under any amendment hereof, in the discretion of the Board of Directors, may be issued, except as herein otherwise provided, in payment for property or services, or as bonuses to employees of the Corporation or employees of subsidiary companies, or for other assets or securities including cash, necessary or desirable, in the judgment of the Board of Directors, to be purchased or acquired from time to time for the Corporation, or for any other lawful purpose of the Corporation.

If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.



                                    ARTICLE FIFTH

The Corporation is to have perpetual existence.


                                    ARTICLE SIXTH

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.






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                                   ARTICLE SEVENTH

The number of Directors of the Corporation, not less than three, shall be fixed from time to time by the By-Laws and the number may be altered as therein provided. In case of any increase in the number of Directors, the additional Directors shall be elected as provided by the By-Laws, by the Directors, or by the stockholders at an annual or special meeting. In case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant and until his successor shall be duly elected and qualified.

No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

In furtherance, and not in limitation of the powers conferred by law, the Board of Directors are expressly authorized:

(a) To make, alter, amend and repeal the By-Laws of the Corporation.

(b) To remove at any time any officer elected or appointed by the Board of Directors but only by the affirmative vote of a majority of the whole Board of Directors. Any other officer or employee of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

(c) To designate, by resolution passed by a majority of the whole Board, two or more of their number to constitute an executive committee, who, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of such committee shall constitute a quorum for the transaction of business.

To designate any other standing committees by the affirmative vote of a majority of the whole Board, and such standing committees shall have and may exercise such powers as shall be conferred or authorized by the By-Laws, including the power to cause the seal of the Corporation to be affixed to any papers which may require it.





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(c-1) Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with any bonus, stock option, performance achievement or other incentive plan at any time approved by the stockholders of the Corporation, irrespective of the place where action may be brought and irrespective of the place of residence of any such Director, officer or employee, shall cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of any credit to a reserve for the purpose of any such plan, and the aggregate bonus, performance achievement or other awards, and the aggregate options or other grants, made under any such plan; and every right of action by any employee (past, present or future) against the Corporation arising out of or in connection with any such plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

(d) From time to time to fix and to vary the sum to be reserved over and above its capital stock paid in before declaring any dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in this Certificate or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and neither the stocks, bonds, or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Corporation's capital stock as provided by law.

(e) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

(f) With the written assent of the holders of two-thirds of its issued and outstanding stock of all classes, without a meeting, or pursuant to the affirmative vote in person or by proxy of the holders of two-thirds of its issued and outstanding stock of all classes, at any meeting, either annual



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or special, called as provided in the By-Laws, the Board of Directors may sell, convey, assign, transfer or otherwise dispose of, any part or all of the property, assets, rights and privileges of the Corporation as an entirety, for the stock, bonds, obligations or other securities of another corporation of this or of any other State, Territory, Colony or Foreign Country, or for cash, or partly cash, credit or property, or for such other consideration as the Board of Directors, in their absolute and uncontrolled discretion, may determine.

(g) The Corporation may by its By-Laws confer upon the Directors powers and authorities additional to the foregoing and to those expressly conferred upon them by statute.


                                   ARTICLE EIGHTH

Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide, and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.


                                    ARTICLE NINTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner, now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
























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